UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Not Applicable	Not Applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01 Other Events

On March 21, 2017, Santander Holdings USA, Inc. (the “Company”) and its majority-owned subsidiary Santander Consumer USA Inc. (“SC”) entered into a written agreement (the “Written Agreement”) with the Federal Reserve Bank of Boston (the “Reserve Bank”). Under the terms of the Written Agreement, SC was required to enhance its compliance risk management program, SC’s Board and management were required to enhance their oversight of SC’s risk management program, and the Company was required to enhance, among other matters, its Board oversight of SC’s management and operations. A copy of the Written Agreement was filed as Exhibit 99.1 to the Company’s Form 8-K dated March 23, 2017, and filed with the United States Securities and Exchange Commission on March 24, 2017.

On February 4, 2021, the Reserve Bank announced the termination of the Written Agreement, and the Company issued a press release announcing that termination. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 4, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

	By:	/s/ Gerard A. Chamberlain
	Name:	Gerard A. Chamberlain
Dated: February 4, 2021	Title:	Senior Deputy General Counsel and Executive Vice President